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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) :
             -----------------------------------------------------
                      SEPTEMBER 3, 1997  (AUGUST 26, 1997)


                      ADVANCED COMMUNICATION SYSTEMS, INC.
             -----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
             -----------------------------------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)




               0-22737                                 54-1421222
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(COMMISSION FILE NUMBER)                     (IRS EMPLOYER IDENTIFICATION NO.)


 10089 LEE HIGHWAY, FAIRFAX, VIRGINIA                    22030
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ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


                                 (703) 934-8130
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)





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ITEM 5.       OTHER EVENTS.

On August 26, 1997, Advanced Communication Systems, Inc. (ACS) signed a definitive agreement to acquire RF Microsystems, Inc. (RFM), a wholly owned subsidiary of REMEC, Inc. Under the terms of the agreement, ACS will acquire all of RFM's stock for $5 million in cash. The acquisition is expected to be finalized within the next 30 days and the agreement is subject to satisfaction of customary conditions.

RFM provides technical and engineering services to the Department of Defense in the areas of communications, navigation, electronic warfare and digital signal systems. Headquartered in San Diego, RFM has operations in San Diego, Los Angeles, and the Washington, D.C. area. Its clients include the Naval Research and Development Center, the Air Force Space and the Missile Center, the Naval Air Weapons Center-Aircrafts Division, and the Naval Undersea Warfare Center.

ACS intends to operate RFM as a wholly owned subsidiary and will retain its existing management team. Ara Sagerian will remain as president of RFM.

ITEM 7(c).    EXHIBITS.

99.1     PRESS RELEASE

News release dated August 26, 1997 announcing the acquisition of RF Microsystems, Inc.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 3, 1997                ADVANCED COMMUNICATION SYSTEMS, INC.


                                             /S/   Dev Ganesan
                                       -------------------------------
                                                 Dev Ganesan
                                          Chief Financial Officer